EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Registration No. 333-9182) pertaining to the Amended and Restated 1997 Stock Option Plan of Global-Tech Appliances Inc. (the “Company”) of our report dated August 31 2002, except for the effects of the restatement detailed in notes 20, 21 and 27, for which the date is July 9, 2003, relating to the financial statements, which appears in this Form 20-F/A.

PricewaterhouseCoopers

Hong Kong

September 14, 2005